                                                   EXHIBIT 4



              CROWN CENTRAL PETROLEUM CORPORATION

                             AND

                   FIRST UNION NATIONAL BANK,
                         RIGHTS AGENT


                       RIGHTS AGREEMENT


                DATED AS OF FEBRUARY 1, 2000

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Table of Contents
Section                                                   Page

Section 1.   Certain Definitions............................1
Section 2.   Appointment of Rights Agent....................6
Section 3.   Issues of Right Certificates...................6
Section 4.   Form of Right Certificates.....................8
Section 5.   Countersignature and Registration..............8
Section 6.   Transfer, Split Up, Combination and Exchange
               of Right Certificates; Mutilated, Destroyed,
               Lost or Stolen Right Certificates............8
Section 7.   Exercise of Rights; Purchase Price; Expiration
               Date of Rights...............................9
Section 8.   Cancellation and Destruction of Right
               Certificates................................10
Section 9.   Availability of Preferred Stock...............10
Section 10.  Preferred Stock Record Date...................11
Section 11.  Adjustment of Purchase Price, Number of
                Shares or Number of Rights.................11
Section 12.  Certificate of Adjusted Purchase Price or
                Number of Shares...........................17
Section 13.  Consolidation, Merger or Sale or Transfer of
                Assets or Earning Power....................17
Section 14.  Fractional Rights and Fractional Shares.......18
Section 15.  Rights of Action..............................19
Section 16.  Agreement of Right Holders....................20
Section 17.  Right Holder Not Deemed a Stockholder.........20
Section 18.  Concerning the Rights Agent...................20
Section 19.  Merger or Consolidation or Change of Name
                of Rights Agent............................21
Section 20.  Duties of Rights Agent........................21
Section 21.  Change of Rights Agent........................23
Section 22.  Issuance of New Right Certificates............24
Section 23.  Redemption....................................24
Section 24.  Exchange......................................25
Section 25.  Notice of Certain Events......................26
Section 26.  Notices.......................................27
Section 27.  Supplements and Amendments....................28
Section 28.  Successors....................................28
Section 29.  Benefits of this Agreement....................28
Section 30.  Severability..................................28
Section 31.  Governing Law.................................28
Section 32.  Counterparts..................................28
Section 33.  Descriptive Headings..........................29


EXHIBITS
Exhibit A-1 - Form of Series A Right Certificate
Exhibit A-2 - Form of Series B Right Certificate
Exhibit B   - Summary of Rights to Purchase Preferred Stock

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                          RIGHTS AGREEMENT

     THIS RIGHTS AGREEMENT (this "Agreement") dated as of February 1, 2000, is entered into between Crown Central Petroleum Corporation, a Maryland corporation (the "Company"), and First Union National Bank, a national banking association, as rights agent (the "Rights Agent").
     The Board of Directors of the Company has authorized and declared a dividend with respect to shares of Common Stock of the Company outstanding on February 15, 2000 (the "Record Date") of one Series A Preferred share purchase right (a "Series A Right") for each share of Class A Common and one Series B Preferred share purchase right (a "Series B Right") for each share of Class B Common. Each Series A Right represents the right to purchase one one-thousandth of a share of Series A Preferred and each Series B Right represents the right to purchase one one-thousandth of a share of Series B Preferred, upon the terms and subject to the conditions herein set forth. The Board of Directors of the Company has further authorized and directed the issuance of one Series A Right with respect to each share of Class A Common and one Series B Right with respect to each share of Class B Common that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date.
     Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:
     SECTION 1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the meanings indicated:
         (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of a Substantial Block of either Class of Common Stock, but shall not include the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Stock for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" solely:
               (i) as the result of an acquisition of Common Stock by the Company which, by reducing the total number of Common Stock of either Class outstanding causes such Person to become the Beneficial Owner of a Substantial Block; provided, however, that if a Person shall become the Beneficial Owner of a Substantial Block of either Class of Common Stock solely as the result of an acquisition of Common Stock by the Company and shall, after such stock purchases by the Company, become the Beneficial Owner of any additional Common Stock of either Class, then such Person shall be deemed to be an "Acquiring Person";
               (ii) as a result of shares of Common Stock acquired pursuant to and in accordance with an Approved Transaction.

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          Notwithstanding the foregoing, if the Board of Directors
of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of Common Stock of the Class with respect to which that Person has a Substantial Block so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.
          (b) "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.
          (c) "Approved Transaction" shall mean either (i) a tender offer to all of the holders of each class of Common Stock
(A) which provides for the acquisition by the tender offeror of all of the issued and outstanding shares of both Class A Common and Class B Common (other than shares of Common Stock held by an Acquiring Person or its Associates or Affiliates) solely for cash;
(B) following which tender offer the tender offeror exercises reasonable best efforts to consummate a statutory merger within 90 days of the date of the tender offer pursuant to which the shares of Common Stock not tendered pursuant to the tender offer are exchanged for cash on terms no less favorable to the holders of such Common Stock as was offered in the tender offer; and (C) which a majority of the Board of Directors of the Company, prior to the date on which such tender offer was commenced, shall have approved and, after receiving advice from one or more investment banking firms, determined to be fair to the holders of Common
Stock from a financial point of view, taking into account all factors which such members of the Board deem relevant including, without limitation, values indicated in light of long-term prospects or business plans or aggregate prices or values which could reasonably be achieved if part or all of the Company or its assets were sold or restructured on an orderly basis designed to realize maximum long-term value; or (ii) a statutory merger (A) in which all shares of Common Stock are exchanged for cash, and (B) which a majority of the Board of Directors of the Company, prior to the date on which the merger was agreed upon, shall have approved and, after receiving advice from one or more investment banking firms, determined to be fair to the holders of the Common Stock from a financial point of view, taking into account all factors which such members of the Board deem relevant including, without limitation, values indicated in light of long-term prospects or business plans or aggregate prices or values which could reasonably be achieved if part or all of the Company or its assets were sold or restructured on an orderly basis designed to realize maximum long-term value.
          (d) "Associate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement.
          (e) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:
                 (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

               (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on
Schedule 13D under the Exchange Act (or any comparable or successor report); or
               (iii)which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(d)(ii)(B)) or disposing of any securities of the Company.
     Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.
         (f) "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in Baltimore, Maryland and in the state in which the principal office of the Rights Agent is located are authorized or obligated by law or executive order to close.
          (g) "Class" shall mean the Class A Common or the Class B Common, or both, as the context may require.

          (h) "Class A Common" means Class A Common Stock of the Company, $5.00 par value.
          (i) "Class B Common" means Class B Common Stock of the Company, $5.00 par value.
          (j) "Close of Business" on any given date shall mean 5:00 P.M., Baltimore, Maryland time, on such date; provided, however, that, if such date is not a Business Day, it shall mean 5:00 P.M., Baltimore, Maryland time, on the next succeeding Business Day.
          (k) "Common Stock" when used with reference to the Company shall mean the shares of Class A Common and Class B Common, provided, however, that percentages of Class A Common and Class B Common shall be calculated separately by class. "Common Stock" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.
          (l) "Company" shall have the meaning set forth in the preamble hereof.
          (m) "current per share market price" shall have the meaning set forth in Section 11(d) hereof.
          (n) "Distribution Date" shall have the meaning set forth in Section 3 hereof.
          (o) "equivalent preferred shares" shall have the meaning set forth in Section 11(b) hereof.
          (p) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.
          (q) "Exchange Ratio" shall have the meaning set forth in Section 24(a) hereof.
          (r) "Final Expiration Date" shall have the meaning set forth in Section 7(a) hereof.
          (s) "NASDAQ" shall mean the National Association of Securities Dealers, Inc. Automated Quotations System.
          (t) "Person" shall mean any individual, firm, corporation, partnership, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.
          (u) "Preferred Stock" shall mean the shares of Series A Preferred and Series B Preferred.
          (v) "Purchase Price" shall have the meaning set forth in Section 7(b) hereof.

          (w) "Record Date" shall have the meaning set forth in the second paragraph hereof.
          (x) "Redemption Date" shall have the meaning set forth in Section 7(a) hereof.
          (y) "Redemption Price" shall have the meaning set forth in Section 23(a) hereof.
          (z) "Rights Agent" shall have the meaning set forth in the preamble hereof.
          (aa) "Right" shall mean a Series A Right or a Series B Right, and "Rights" in the plural shall mean either or both as the context requires.
          (bb) "Right Certificate" shall have the meaning set forth in Section 3(a) hereof.
          (cc)  "Security" shall have the meaning set forth in
Section 11(d) hereof.
          (dd) "Series A Preferred" shall mean the shares of Series A Junior Participating Preferred Stock, no par value, of the Company having the rights and preferences set forth in the Articles Supplementary of the Company establishing such series of preferred stock.
          (ee) "Series A Right" shall have the meaning set forth in the second paragraph hereof.
          (ff) "Series B Preferred" shall mean shares of Series B Junior Participating Preferred Stock, no par value, of the Company having the rights and preferences set forth in the Articles Supplementary of the Company establishing such series of preferred stock.
          (gg) "Series B Right" shall have the meaning set forth in the second paragraph hereof.
          (hh) "Stock Acquisition Date" shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.
          (ii) "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.
          (jj) "Substantial Block" shall be calculated separately by Class of Common Stock and, with respect to each Class of Common Stock, shall mean (1) for any Person who on the date of this Agreement beneficially owns a number of shares that is less than 14% of the total number of then outstanding shares of such Class of Common Stock, a number of shares of such Class of Common Stock that exceeds 15% of the total number of then outstanding shares of such Class of Common Stock, or (2) for any Person who on the date of this Agreement beneficially owns a number of shares that is equal to or exceeds 14% of the total number of outstanding shares of such Class of Common Stock, the number of shares of such Class of Common Stock as disclosed on such Person's Schedule 13D or 13G, as the case may be, most recently filed with the Securities and Exchange Commission prior to the date of this Agreement, plus an additional number of shares of such Class of Common Stock that exceeds 1% of the total number of shares of such Class of Common Stock outstanding on the date of this Agreement.
         (kk) "Summary of Rights" shall have the meaning set forth in Section 3(b) hereof.
         (ll)  "Trading Day" shall have the meaning set forth in
Section 11(d) hereof.
     Section 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall, prior to the Distribution Date, also be the holders of the Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.
     SECTION 3.  ISSUE OF RIGHT CERTIFICATES.
           (a) Until the earlier of (i) the tenth day after the Stock Acquisition Date or (ii) the tenth Business Day (or such later date as may be determined by action of the Board of Directors of the Company prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Stock for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Stock for or pursuant to the terms of any such plan) to commence, a tender offer (other than a tender offer which is an Approved Transaction) or exchange offer, the consummation of which may result in any Person becoming the Beneficial Owner of a Substantial Block (the earlier of such dates being herein referred to as the "Distribution Date") of either Class of Common Stock,
(x) the Rights associated with each Class of Common Stock will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for such Class of Common Stock registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of associated Common Stock. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested in writing by the Company, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit A-1 (Series A Rights) and Exhibit A-2 (Series B Rights) hereto (each a "Right Certificate"), evidencing one Series A Right for each share of Class A Common so held and one Series B Right for each share of Class B Common so held. If the Company requests that the Rights Agent send such Rights Certificates, it shall timely provide to the Rights Agent a list, in physical and acceptable electronic formats, of the holders of Common Stock as of the close of business on the

Distribution Date with the address of each such holder as shown on the records of the Company. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

          (b) On the Record Date, or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Preferred Stock, in substantially the form of Exhibit B hereto (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of Common Stock as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights attached thereto. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration Date), the transfer of any Common Stock outstanding on the Record Date, including the surrender for transfer of any certificate representing such Common Stock with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with such Common Stock.
          (c) Certificates for Common Stock which become outstanding (whether upon issuance out of authorized but unissued Common Stock or issuance upon transfer or exchange of outstanding Common Stock) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them, in the case of share certificates, the following legend:
     This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between Crown Central Petroleum Corporation and First Union National Bank, dated as of February 1, 2000 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Crown Central Petroleum Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Crown Central Petroleum Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) will become null and void.
With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Stock represented thereby. In the event that the Company purchases or acquires any Common Stock after the Record Date but prior to the Distribution Date or Final Expiration Date, any Rights associated with such Common Stock shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with shares of Common Stock which are no longer outstanding.

     SECTION 4. FORM OF RIGHT CERTIFICATES. The Right Certificates (and the forms of election to purchase Preferred Stock and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit A-1 with respect to Series A Rights and Exhibit A-2 with respect to Series B Rights, and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 22 hereof, the Series A Right Certificates shall entitle the holders thereof to purchase such number of one one-thousandths of a share of Series A Preferred as shall be set forth therein at the price per one one-thousandth of a share of Series A Preferred set forth therein and the Series B Right Certificates shall entitle the holders thereof to purchase such number of one one-thousandths of a share of Series B Preferred as shall be set forth therein at the price per one one-thousandth of a share of Series B Preferred set forth therein, but the number of such one one-thousandths of such shares of Preferred Stock and the Purchase Price thereof shall be subject to adjustment as provided herein.
     SECTION 5. COUNTERSIGNATURE AND REGISTRATION. The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, any of its Vice Presidents, or its Treasurer, either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the Person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate although at the date of the execution of this Rights Agreement any such Person was not such an officer.
     Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office, books for registration and transfer of the Right Certificates issued hereunder; provided that if the Company, rather than the Rights Agent, sends the Rights Certificates pursuant to Section 3(a), the Company shall timely provide to the Rights Agent a list, in physical and acceptable electronic formats, of the holders of Common Stock as of the close of business on the Distribution Date with the address of each such holder as shown on the records of the Company. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.
     SECTION 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES. Subject to the provisions of Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates entitling the registered holder to purchase a like number of one one-thousandths of a share of Preferred Stock as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.
     Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

     SECTION 7. EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION
DATE OF RIGHTS.
          (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein), in whole or in part, at any time after the Distribution Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each one one-thousandth of a share of Series A Preferred or Series B Preferred as to which the Rights are exercised, at or prior to the earliest of (i) the Close of Business on February 14, 2001 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"), or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.
          (b) The Purchase Price for each one one-thousandth of a share of Series A Preferred and for each one one-thousandth of a share of Series B Preferred purchasable pursuant to the exercise of a Right shall initially be $16, and shall be subject to adjustment from time to time as provided in Section 11 or 13 hereof (the "Purchase Price") and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.
          (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by certified check, cashier's check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Stock certificates for the number of shares of Preferred Stock to be purchased and the Company hereby irrevocably authorizes any such transfer agent to comply with all such requests, or (B) requisition from the depositary agent depositary receipts representing such number of one one-thousandths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent of the Preferred Stock with such depositary agent) and the Company hereby directs such depositary agent to comply with such request; (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with
Section 14 hereof; (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder; and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate.
          (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

     SECTION 8. CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and, in such case, shall deliver a certificate of destruction thereof to the Company.
     SECTION 9. Availability of Preferred Stock. The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Stock , the number of shares of Preferred Stock that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7. The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Preferred Stock delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares of Preferred Stock (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.
    The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Preferred Stock upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the shares of Preferred Stock in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for shares of Preferred Stock upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is due.
     10. PREFERRED STOCK RECORD DATE. Each Person in whose name any SECTION certificate for Preferred Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Stock represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Stock for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.
     SECTION 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER OF SHARES OR NUMBER OF RIGHTS. The Purchase Price, the number of shares of Preferred Stock covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.
          (a)     (i)     In the event the Company shall at any
time after the date of this Agreement (A) declare a dividend on Preferred Stock payable in Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares of Preferred Stock or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.

                 (ii) Subject to Section 24 of this Agreement, in the event any Person becomes an Acquiring Person, each holder of a Right shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-thousandths of a share of Preferred Stock for which such Right is then exercisable, in accordance with the terms of this Agreement and (i) in lieu of shares of Series A Preferred, such number of shares of Class A Common of the Company as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-thousandths of a share of Series A Preferred for which such Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Company's Class A Common (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such event, and (ii) in lieu of shares of Series B Preferred, such number of shares of Class B Common of the Company as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-thousandths of a share of Series B Preferred for which such Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Company's Class B Common (determined pursuant to Section 11(d) hereof) on the date of the occurrence of such event. In the event that any Person shall become an Acquiring Person and Rights shall then be outstanding, the Company shall not take any action which would eliminate or diminish the benefits intended to be afforded by the Rights.
     From and after the occurrence of such event, any Rights that are or were acquired or beneficially owned by any Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. No Right Certificate shall be issued pursuant to Section 3 that represents Rights beneficially owned by an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the preceding sentence shall be cancelled.
     (iii) In the event that there shall not be sufficient Class A Common authorized but unissued to permit the exercise in full of the Series A Rights in accordance with the foregoing subparagraph (ii), the Company shall take all such action as may be necessary to authorize additional Class A Common for issuance upon exercise of the Series A Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Class A Common, the Company shall substitute, for each Class A Common share that would otherwise be issuable upon exercise of a Series A Right, a number of shares of Series A Preferred or fraction thereof such that the current per share market price of one share of Series A Preferred multiplied by such number or fraction is equal to the current per share market price of one Class A Common share as of the date of issuance of such shares of Series A Preferred or fraction thereof.
     (iv) In the event that there shall not be sufficient Class B Common authorized but unissued to permit the exercise in full of the Series B Rights in accordance with the foregoing subparagraph (ii), the Company shall take all such action as may be necessary to authorize additional Class B Common for issuance upon exercise of the Series B Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Class B Common, the Company shall substitute, for each Class B Common share that would otherwise be issuable upon exercise of a Series B Right, a number of shares of Series B Preferred or fraction thereof such that the current per share market price of one share of Series B Preferred multiplied by such number or fraction is equal to the current per share market price of one Class B Common share as of the date of issuance of such shares of Series B Preferred or fraction thereof.
          (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of shares of Series A Preferred and/or Series B Preferred entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase shares of such corresponding class of Preferred Stock (or shares having the same rights, privileges and preferences as shares of such corresponding class of Preferred Stock ("equivalent preferred shares")) or securities convertible into shares of such corresponding class of Preferred Stock or equivalent preferred shares at a price per share of Preferred Stock or equivalent preferred shares (or having a conversion price per share, if a security convertible into Preferred Stock or equivalent preferred shares) less than the then current per share market price of such Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect for such Preferred Stock immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Series A Preferred and/or Series B Preferred, as the case may be, outstanding on such record date plus the number of shares of such Preferred Stock which the aggregate offering price of the total number of shares of such Preferred Stock and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of shares of such Preferred Stock outstanding on such record date plus the number of additional shares of Series A Preferred and/or Series B Preferred, as the case may be, and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a written statement filed with the Rights Agent. Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.
          (c) In case the Company shall fix a record date for the making of a distribution to all holders of the shares of Series A Preferred and/or Series B Preferred, as the case may be, (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in shares of Series A Preferred and/or Series B Preferred, as the case may be) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of such Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Series A Preferred and/or Series B Preferred, as the case may be, and the denominator of which shall be such current per share market price of such Preferred Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.
          (d)     (i)     For the purpose of any computation
hereunder, the "current per share market price" of any security (a "Security" for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days immediately prior to such date; provided, however, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the American Stock Exchange or, if the Security is not listed or admitted to trading on the American Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.
                (ii)     For the purpose of any computation
hereunder, the "current per share market price" of shares of Series A Preferred and/or Series B Preferred shall be determined in accordance with the method set forth in Section 11(d)(i). If any such shares of Preferred Stock are not publicly traded, the "current per share market price" of the shares of Series A Preferred shall be conclusively deemed to be the current per share market price of the Class A Common and the "current per share market price" of the shares of Series B Preferred shall be conclusively deemed to be the current per share market price of the Class B Common, each as determined pursuant to Section 11(d)(i) (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by one thousand. If the Class A Common and the Series A Preferred, and the Class B Common and the Series B Preferred, are not publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a written statement filed with the Rights Agent.
          (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 11 shall be made to the nearest cent or to the nearest one one-millionth of a share of Preferred Stock or one ten-thousandth of any other share or security as the case may be.
Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment, or (ii) the date of the expiration of the right to exercise any Rights.
          (f) If, as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than shares of Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Preferred Stock contained in Section 11(a) through (c), inclusive, and the provisions of Sections 7, 9, 10 and 13 with respect to the shares of Preferred Stock shall apply on like terms to any such other shares.
          (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.
          (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a share of Preferred Stock (calculated to the nearest one one-millionth of a share of Preferred Stock) obtained by (A) multiplying (x) the number of one one-thousandths of a share covered by a Right immediately prior to this adjustment by
(y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (B) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.
          (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights in substitution for any adjustment in the number of one one-thousandths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.
          (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a share of Preferred Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-thousandths of a share of Preferred Stock which were expressed in the initial Right Certificates issued hereunder.
          (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-thousandth of the then par value, if any, of the shares of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Preferred Stock at such adjusted Purchase Price.
          (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

          (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it, in its sole discretion, shall determine to be advisable in order that any consolidation or subdivision of the Series A Preferred and/or Series B Preferred, issuance wholly for cash of any shares of Preferred Stock at less than the current market price, issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, dividends on shares of Preferred Stock payable in shares of Preferred Stock or issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.
          (n) In the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Class A Common and/or Class B Common payable in shares of Common Stock or (ii) effect a subdivision, combination or consolidation of one or both of the classes of Common Stock (by reclassification or otherwise than by payment of dividends in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in any such case (A) the number of one one-thousandths of a share of Series A Preferred and/or Series B Preferred purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-thousandths of a share of such Preferred Stock so purchasable immediately prior to such event by a fraction, the numerator of which is the number of shares of corresponding Common Stock outstanding immediately before such event and the denominator of which is the number of shares of corresponding Common Stock outstanding immediately after such event, and (B) each share of corresponding Common Stock outstanding immediately after such event shall have issued with respect to it that number of Rights which each share of corresponding Common Stock outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.
     SECTION 12. CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES. Whenever an adjustment is made as provided in
Section 11 or 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Stock or the Preferred Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein and shall not be obligated or responsible for calculating any adjustment nor shall it be deemed to have knowledge of any such adjustment unless and until it shall have received such a certificate.
     SECTION 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER. In the event, directly or indirectly, at any time after a Person has become an Acquiring Person, (a) the Company shall consolidate with, or merge with and into, any other Person, (b) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Stock shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or
(c) the Company
shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person other than the Company or one or more of its wholly-owned Subsidiaries, then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price for such Right multiplied by the number of one one-thousandths of a share of Preferred Stock for which such Right is then exercisable, in accordance with the terms of this Agreement and in lieu of shares of Preferred Stock, such number of shares of Common Stock of such other Person (including the Company as successor thereto or as the surviving corporation) as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-thousandths of a share of Preferred Stock for which such Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Common Stock of such other Person (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) the issuer of such Common Stock shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such issuer; and (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of Common Stock thereafter deliverable upon the exercise of the Rights. The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing. The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.
     SECTION 14.  FRACTIONAL RIGHTS AND FRACTIONAL SHARES.
          (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, the Company may, at its option, either (i) pay to any registered holder of a Right Certificate with regard to which any fractional Right would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right, or
(ii) round up any fractional Right to the next highest whole number of Rights and issue such next highest whole number of Rights. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case, as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the American Stock Exchange or, if the Rights are not listed or admitted to trading on the American Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.
          (b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock). Fractions of shares of Preferred Stock in integral multiples of one one-thousandth of a share of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the shares of Preferred Stock represented by such depositary receipts. In lieu of fractional shares of Preferred Stock that are not integral multiples of one one-thousandth of a share of Preferred Stock, the Company may, at its option, either (i) pay to any registered holder of a Right Certificate at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of Preferred Stock, or (ii) round up any fractional share of Preferred Stock to the next highest integral multiple of one one-thousandth of a share of Preferred Stock and issue such next highest integral multiple of one one-thousandth of a share of Preferred Stock. For the purposes of this Section 14(b), the current market value of a share of Preferred Stock shall be the closing price of a share of Preferred Stock (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.
          (c) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).
     SECTION 15. RIGHTS OF ACTION. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.
     SECTION 16. AGREEMENT OF RIGHT HOLDERS. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:
          (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock;
          (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and
          (c) the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.
      SECTION 17. RIGHT HOLDER NOT DEEMED A STOCKHOLDERS. No holder, as such, of any Right shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate, or Summary of Rights, be construed to confer upon the holder of any Right, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights shall have been exercised in accordance with the provisions hereof.

     SECTION 18. CONCERNING THE RIGHTS AGENT. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent, its directors, officers, employees and agents for, and to hold it and them harmless against, any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement or the performance of the Rights Agent's duties hereunder, including the costs and expenses of defending against any claim of liability in the premises. The indemnity provided in this Section 18 shall survive the expiration of the Rights and the termination of the Agreement.

     The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the shares of Preferred Stock or the shares of Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.
     SECTION 19.     MERGER OR CONSOLIDATION OR CHANGE OF NAME OF
RIGHTS AGENT.   Any corporation into which the Rights Agent or any
successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust powers of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further fact on the part of any of the parties hereto; provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.
     In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.
     SECTION 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:
          (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.
          (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.
          (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct.
          (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.
          (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Preferred Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.
          (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.
          (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be sooner than that date which is five Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.
          (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.
          (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct as long as the Rights Agent was not grossly negligent in the selection thereof.
          (j) The Rights Agent undertakes only the express duties and obligations imposed on it by this Agreement and no implied duties or obligations shall be read into this Agreement against the Rights Agent.
          (k) Anything in this Agreement to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits).
          (l) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.
     SECTION 21.    CHANGE OF RIGHTS AGENT.   The Rights Agent or
any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30-days' notice in writing mailed to the Company and to each transfer agent of the Common Stock or Preferred Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30-days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock or Preferred Stock by registered or certified mail, and to the holders of the Right Certificates by first- class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the State of Maryland (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of Maryland), in good standing, having an office in the State of Maryland or the State of New York, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock or Preferred Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.
     SECTION 22. ISSUANCE OF NEW RIGHT CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.
     SECTION 23.    REDEMPTION.
          (a) The Board of Directors of the Company may, at its option, at any time prior to such time as any Person becomes an Acquiring Person, redeem all but not less than all the then outstanding Rights at a redemption price, at the option of the Board of Directors of the Company, of $.001 per Right or for one one-thousandth (1/1000) of a share of Class A Common per Series A Right and one one-thousandth (1/1000) of a share of Class B Common per Series B Right, as such redemption price is appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). The redemption of the Rights by the Board of Directors of the Company may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company, in its sole discretion, may establish. For the purposes of this Section 23 and anything in this Agreement to the contrary notwithstanding, the Company may issue fractions of either Class of Common Stock and distribute certificates which evidence fractional shares of Common Stock.
          (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors of the Company ordering the redemption of the Rights, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in
Section 24 hereof, and other than in connection with the purchase of shares of Common Stock prior to the Distribution Date.
     SECTION 24.    EXCHANGE.
          (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Series A Rights (which shall not include Series A Rights that have become void pursuant to the provisions of Section 3(a) or Section 11(a)(ii) hereof) for Class A Common at an exchange ratio of one Class A Common share per Series A Right and/or the then outstanding and exercisable Series B Rights (which shall not include Series B Rights that have become void pursuant to the provisions of Section 3(a) or Section 11(a)(ii) hereof) for Class B Common at an exchange ratio of one Class B Common share per Series B Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors of the Company shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Person having beneficial ownership of 50% or more of either or both Classes of the Common Stock outstanding on the Record Date, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding shares of Common Stock for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of either Class of Common Stock then outstanding.
          (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Series A Rights and/or Series B Rights shall be to receive that number of Class A Common shares and/or Class B Common shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Class A Common shares for Series A Rights and the Class B Common shares for Series B Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 3(a) or Section 11(a)(ii) hereof) held by each holder of Rights.
          (c) In the event that there shall not be sufficient Class A Common shares authorized but unissued to permit any exchange of Series A Rights or Class B Common shares authorized but unissued to permit any exchange of Series B Rights, each as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Class A Common shares and/or Class B Common shares, as the case may be, for issuance upon exchange of the Rights. In the event the Company shall, after good faith effort, be unable to take all such action as may be necessary to authorize such additional Class A Common shares and/or Class B Common shares, the Company shall substitute, for each Class A Common share and/or Class B Common share that would otherwise be issuable upon exchange of a Right, a number of shares of Preferred Stock (of like series) or fraction thereof such that the current per share market price of one share of Series A Preferred multiplied by such number or fraction is equal to the current per share market price of one Class A Common share and one share of Series B Preferred multiplied by such number or fraction is equal to the current per share market price of one Class B Common share as of the date of issuance of such shares of Preferred Stock or fraction thereof.
          (d) The Company shall not be required to issue fractions of either Class of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, the Company shall, at its option, (i) pay to the registered holder of a Right Certificate with regard to which any fractional share of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Class A Common or Class B Common, as the case may be, or (ii) round up any fractional share of Common Stock to the next highest whole number of shares of Common Stock and issue such next highest whole number of shares of Common Stock. For the purposes of this paragraph (d), the current market value of a whole Class A Common share and a whole Class B Common share shall be the closing price of such share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.
     SECTION 25.    NOTICE OF CERTAIN EVENTS.
          (a) In case the Company shall propose (i) to pay any dividend payable in stock of any class to the holders of its Preferred Stock or to make any other distribution to the holders of its Preferred Stock (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding Series A Preferred and/or Series B Preferred), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Class A Common shares payable in Class A Common shares or on the Class B Common shares payable in Class B Common shares or to effect a subdivision, combination or consolidation of either Class of Common Stock (by reclassification or otherwise than by payment of dividends in shares of Common Stock), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of such Common Stock and/or Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of Preferred Stock for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Stock and/or Preferred Stock, whichever shall be the earlier.
          (b) In case the event set forth in Section 11(a)(ii) hereof shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof.
     SECTION 26, NOTICES. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:
       Crown Central Petroleum Corporation
       P.O. Box 1168
       Baltimore, Maryland 21203
       Attention: Thomas L. Owsley, Senior Vice President-- Legal Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:
       First Union National Bank
       1525 West W. T. Harris Boulevard, 3C3
       Charlotte, North Carolina 23262-1153
       Attention: Shareholder Services Group
Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.
     SECTION 27. SUPPLEMENTS AND AMENDMENTS. The Company may from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; provided, however, that from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment that changes the rights or duties of the Rights Agent under this Agreement in any material respect shall be effective without the consent of the Rights Agent. Upon the delivery of a certificate from an officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall promptly execute such supplement or amendment.
     SECTION 28, SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.
     SECTION 29.     BENEFITS OF THIS AGREEMENT.    Nothing in
this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of Company Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Company Common Stock).
     SECTION 30.     SEVERABILITY.   If any term, provision,
covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
     SECTION 31.     GOVERNING LAW.   This Agreement and each
Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Maryland and for all purposes shall be governed by and construed in accordance with the laws of State of Maryland applicable to contracts to be made and performed entirely within such State.
     SECTION 32.     COUNTERPARTS.    This Agreement may be
executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     SECTION 33.    DESCRIPTIVE HEADINGS.    Descriptive headings
of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.
ATTEST:                           FIRST UNION NATIONAL BANK,
                                  as Rights Agent


/s/ Edmund Wiener                 By:/s/ James M. Clark
-----------------------               ---------------------
                                     Name:    James M. Clark
                                     Title:   Vice President


ATTEST:                           CROWN CENTRAL PETROLEUM
                                  CORPORATION


/s/ Dolores Rawlings              By:/s/ John E. Wheeler, Jr.
---------------------------         -------------------------
                                  Name:  John E. Wheeler, Jr.
                                  Title: Executive Vice President-
                                  Chief Financial Officer

                                                        Exhibit A-
1
                         Form of Right Certificate
                           (Series A Preferred)
Certificate No. R-
                               _______ Rights
NOT EXERCISABLE AFTER FEBRUARY 14, 2001 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE BOARD OF DIRECTORS, AT $.001 PER RIGHT OR FOR ONE ONE-THOUSANDTH (1/1000) OF ONE SHARE OF CLASS A COMMON PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.
          Right Certificate For Series A Preferred
             CROWN CENTRAL PETROLEUM CORPORATION
     This certifies that _________________, or registered assigns, is the registered owner of the number of Series A Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of February 1, 2000 (the "Rights Agreement"), between Crown Central Petroleum Corporation, a Maryland corporation (the "Company"), and First Union National Bank (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., Baltimore, Maryland time, on February 14, 2001, at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one one-thousandth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, no par value, of the Company, (the "Series A Preferred Stock") at a purchase price of $16 (subject to adjustment as provided in the Rights Agreement) per one one-thousandth of a share of Series A Preferred Stock (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Series A Rights evidenced by this Right Certificate (and the number of one one-thousandths of a share of Series A Preferred Stock which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of February 15, 2000, based on the shares of Series A Preferred Stock as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-thousandths of a share of Series A Preferred Stock which may be purchased upon the exercise of the Series A Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.
     This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the principal office of the Rights Agent.

     This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Series A Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Series A Rights not exercised.
     Subject to the provisions of the Rights Agreement, the Series A Rights evidenced by this Right Certificate (i) may be redeemed by the Company at a redemption price, at the option of the Board of Directors, of $.001 per Right or for one one-thousandth (1/1000) of one share of Class A Common per Right, or (ii) may be exchanged in whole or in part for shares of Series A Preferred Stock or shares of the Company's Class A Common, par value $5.00 per share.
     No fractional shares of Series A Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a share of Series A Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts). In lieu thereof, at the option of the Company, either a cash payment will be made or such fractional share (other than fractions which are integral multiples of one one-thousandth of a share of Series A Preferred Stock) will be rounded up to the next integral multiple of one one-thousandth of a share of Series A Preferred Stock, as provided in the Rights Agreement.
     No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of the Series A Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.
     This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.
Dated as of ______________, ____.




-------------------------------     By:--------------------
                                    Name:
                                    Title:


ATTEST:                             CROWN CENTRAL PETROLEUM
                                    CORPORATION


--------------------------------    By:--------------------
                                    Name:
                                    Title:

                Form of Reverse Side of Right Certificate
                         FORM OF ASSIGNMENT
(To be executed by the registered holder if such holder desires to transfer the Right Certificate.)
     FOR VALUE RECEIVED, -----------------------------------
hereby sells, assigns and transfers unto --------------- (Please print name and address of transferee) this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ---------------- Attorney, to transfer the within Right Certificate on the books of Crown Central Petroleum and its transfer agent, with full power of substitution.
Dated:  ---------------, ----
                                  Signature
                                  --------------------------------
-
Signature Guaranteed:
     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.
     The undersigned hereby certifies that the Series A Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).
                                   Signature
                                   -------------------------
                    ------------------------------

                        FORM OF ELECTION TO PURCHASE
(To be executed if holder desires to exercise Series A Rights represented by the Right Certificate.)
To:     Crown Central Petroleum Corporation
     The undersigned hereby irrevocably elects to exercise ------- Series A Rights represented by this Right Certificate to purchase shares of the Series A Preferred Stock issuable upon the exercise of such Series A Rights and requests that certificates for such shares of Series A Preferred Stock be issued in the name of:
Please insert social security
or other identifying number
                            (Please print name and address)

If such number of Series A Rights shall not be all the Series A
Rights evidenced by this Right Certificate, a new Right
Certificate for the balance remaining of such Series A Rights shall be registered in the name of and delivered to:
Please insert social security
or other identifying number
                             (Please print name and address)


Dated:--------------------, --------
Signature

Signature Guaranteed:
Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.
       ---------------------------------------------

          The undersigned hereby certifies that the Series A
Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof
(as defined in the Rights Agreement).
                                       Signature
                              --------------------------
                  --------------------------
                ---------------------------

                         NOTICE
     The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.
     In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Series A Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                                  Exhibit A-2

                     Form of Right Certificate
                      (Series B Preferred)
Certificate No. R-
                         ------- Rights
NOT EXERCISABLE AFTER FEBRUARY 14, 2001 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE BOARD OF DIRECTORS, AT $.001 PER RIGHT OR FOR ONE ONE-THOUSANDTH (1/1000) OF ONE SHARE OF CLASS B COMMON PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.
              Right Certificate For Series B Preferred
                CROWN CENTRAL PETROLEUM CORPORATION
     This certifies that -------------, or registered assigns, is the registered owner of the number of Series B Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of February 1, 2000 (the "Rights Agreement"), between Crown Central Petroleum Corporation, a Maryland corporation (the "Company"), and First Union National Bank (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., Baltimore, Maryland time, on February 14, 2001, at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one one-thousandth of a fully paid non-assessable share of Series B Junior Participating Preferred Stock, no par value, of the Company, (the "Series B Preferred Stock") at a purchase price of $16 (subject to adjustment as provided in the Rights Agreement) per one one-thousandth of a share of Series B Preferred Stock (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Series B Rights evidenced by this Right Certificate (and the number of one one-thousandths of a share of Series B Preferred Stock which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of February 15, 2000, based on the shares of Series B Preferred Stock as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-thousandths of a share of Series B Preferred Stock which may be purchased upon the exercise of the Series B Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.
     This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the principal office of the Rights Agent.

     This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Series B Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Series B Rights not exercised.
     Subject to the provisions of the Rights Agreement, the Series B Rights evidenced by this Right Certificate (i) may be redeemed by the Company at a redemption price, at the option of the Board of Directors, of $.001 per Right or for one one-thousandth (1/1000) of one share of Class B Common per Right, or (ii) may be exchanged in whole or in part for shares of Series B Preferred Stock or shares of the Company's Class B Common, par value $5.00 per share.
     No fractional shares of Series B Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby, other than fractions which are integral multiples of one one-thousandth of a share of Series B Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts. In lieu thereof, at the option of the Company, either a cash payment will be made or such fractional share (other than fractions which are integral multiples of one one-thousandth of a share of Series B Preferred Stock) will be rounded up to the next integral multiple of one one-thousandth of a share of Series B Preferred Stock, as provided in the Rights Agreement.
     No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of the Series B Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.
     This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.
Dated as of ----------------,-------.


-------------------------------By:-------------------------
                               Name:
                               Title:


ATTEST:                        CROWN CENTRAL PETROLEUM
                               CORPORATION




-------------------------------By:-------------------------
                               Name:
                               Title:

           Form of Reverse Side of Right Certificate
                     FORM OF ASSIGNMENT
(To be executed by the registered holder if such holder desires to transfer the Right Certificate.)
FOR VALUE RECEIVED, ------------------------------- hereby sells, assigns and transfers unto --------------------------- (Please print name and address of transferee) this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ------------------------ ------- Attorney, to transfer the within Right Certificate on the books of Crown Central Petroleum Corporation and its transfer agent, with full power of substitution.
Dated:  ------------------------------, ----
                                    Signature

                                    ----------------------
Signature Guaranteed:
     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.
     The undersigned hereby certifies that the Series B Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).
                                    Signature
                                    --------------------
              -------------------------------

                 FORM OF ELECTION TO PURCHASE
(To be executed if holder desires to exercise Series B Rights represented by the Right Certificate.)
To:     Crown Central Petroleum Corporation
     The undersigned hereby irrevocably elects to exercise----- Series B Rights represented by this Right Certificate to purchase shares of the Series B Preferred Stock issuable upon the exercise of such Series B Rights and requests that certificates for such Series B Preferred Stock be issued in the name of:
Please insert social security
or other identifying number

                          (Please print name and address)

If such number of Series B Rights shall not be all the Series B
Rights evidenced by this Right Certificate, a new Right
Certificate for the balance remaining of such Series B Rights shall be registered in the name of and delivered to:
Please insert social security
or other identifying number
                          (Please print name and address)

Dated:--------------------, ------
                                     Signature
                                     -------------------

Signature Guaranteed:
Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.
                -----------------------

     The undersigned hereby certifies that the Series B Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).
                                     Signature
                                     ----------------------
              ----------------------------
                          NOTICE
     The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.
     In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Series B Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored

                                                  Exhibit B
        SUMMARY OF RIGHTS TO PURCHASE PREFERRED STOCK
     On February 1, 2000, the Board of Directors of Crown Central Petroleum Corporation (the "Company") declared a dividend of one Series A preferred share purchase right (a "Series A Right") for each outstanding share of Class A common stock, par value $5.00 per share, of the Company (the "Class A Common") and one Series B preferred share purchase right (a "Series B Right" and together with the Series A Rights, collectively, the "Rights") for each outstanding share of Class B common stock, par value $5.00 per share, of the Company (the "Class B Common" and together with the Class A Common, collectively, the "Common Stock"). The dividend is payable on February 15, 2000 (the "Record Date") to the stockholders of record on that date. Each Series A Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock of the Company, no par value (the "Series A Preferred Stock") at a price of $16 (subject to adjustment as provided in the Rights Agreement) per one one-thousandth of a share of Series A Preferred Stock (the "Series A Purchase Price"). Each Series B Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series B Junior Participating Preferred Stock of the Company, no par value (the "Series B Preferred Stock" and together with the Series A Preferred Stock, collectively, the "Preferred Stock") at a price of $16 (subject to adjustment as provided in the Rights Agreement) per one one-thousandth of a share of Series B Preferred Stock (the "Series B Purchase Price" and together with the Series A Purchase Price, collectively, the "Purchase Price"). The description and terms of the Series A Rights and the Series B Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and First Union National Bank, as Rights Agent (the "Rights Agent").
     Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") have acquired, with respect to either class of Common Stock, beneficial ownership of (1) a number of shares of either class of Common Stock that exceeds 15% of the total number of then outstanding shares of such class of Common Stock (for any person who on the date of the Rights Agreement beneficially owns a number of shares that is less than 14% of the total number of then outstanding shares of a class of Common Stock), or (2) the number of shares of either class of Common Stock as disclosed on such person's Schedule 13D or 13G, as the case may be, most recently filed with the Securities and Exchange Commission prior to the date of the Rights Agreement, plus an additional number of shares of such class of Common Stock that exceeds 1% of the total number of shares of such class of Common Stock outstanding the date of the Rights Agreement (for any person who on the date of the Rights Agreement beneficially owns a number of shares that is equal to or exceeds 14% of the total number of outstanding shares of either class of Common Stock) (either (1) or
(2) above is hereinafter referred to as a "Substantial Block" of Common Stock), or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors of the Company prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which may result in the beneficial ownership by a person or group of a Substantial Block (the earlier of such dates being the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock outstanding as of the
Record Date, by such Common Stock share certificate with a copy of this Summary of Rights attached thereto.
     The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the shares of Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), upon transfer or new issuance of shares of Common Stock, new Common Stock share certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the transfer of any shares of Common Stock outstanding as of the Record Date, including surrender for transfer of any certificates therefor even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with such shares of Common Stock. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of shares of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights associated with shares of Common Stock.
     The Rights are not exercisable until the Distribution Date. The Rights will expire on February 14, 2001 (the "Final Expiration Date"), unless the Rights are earlier exchanged by the Company, as described below.
     The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock; (ii) upon the grant to holders of shares of Preferred Stock of certain rights or warrants to subscribe for or purchase shares of Preferred Stock at a price, or securities convertible into shares of Preferred Stock with a conversion price, less than the then-current per share market price of the Preferred Stock; or
(iii) upon the distribution to holders of shares of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).
     The number of outstanding Rights and the number of one one-thousandths of a share of Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.
     Shares of Preferred Stock purchasable upon exercise of the Rights will be nonredeemable. Each share of Preferred Stock will have a minimum preferential quarterly dividend in an amount per share equal to the greater of (i) $1.00 or (ii) subject to certain adjustments, 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in Common Stock or a subdivision of the outstanding Common Stock (by reclassification or otherwise), declared on the Common Stock, since the date of the immediately preceding quarterly dividend payment or, with respect to the date of the first quarterly dividend payment, since the first issuance of any share or fraction of a share of Preferred Stock. In the event of liquidation, the holders of shares of Preferred Stock will receive a preferential liquidation payment equal to the greater of $1.00 per share, plus accrued and unpaid dividends and distributions thereon, or 1000 times the payment made per corresponding share of Common Stock.
Each share of Series A Preferred Stock will have 1000 votes and each share of Series B Preferred Stock will have 100 votes, voting together with the shares of Common Stock on all matters on which the shares of Class A Common and the shares of Class B Common vote together and separately for the election of Directors of the Company, to the extent the Preferred Stock is permitted to vote for the election or removal of Directors. If, on the record date for determining stockholders entitled to vote for the election or removal of Directors, at least a certain threshold number of shares of Series A Preferred Stock is issued and outstanding (as set forth in the Articles Supplementary filed with the Maryland State Department of Assessments and Taxation designating the Series A Preferred Stock and the Series B Preferred Stock), the holders of Series A Preferred Stock will have the ability to elect one more director than the number of directors which the Class A Common Stock is then entitled to elect and if, on the record date for determining stockholders entitled to vote for the election or removal of Directors, at least a certain threshold number of shares of Series B Preferred Stock is issued and outstanding (as set forth in the Articles Supplementary filed with the Maryland State Department of Assessments and Taxation designating the Series A Preferred Stock and the Series B Preferred Stock), the holders of Series B Preferred holders will have the ability to elect two directors.

     Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Preferred Stock will be entitled to receive 1000 times the amount received per share of Common Stock of like class. These rights are protected by customary antidilution provisions.

     Because of the nature of the dividend, liquidation and voting rights of the Preferred Stock, the value of one one-thousandth interest in a share of Series A Preferred Stock purchasable upon exercise of each Series A Right should approximate the value of one share of Series A Common Stock and the value of one one-thousandth interest in a share of Series B Preferred Stock purchasable upon exercise of each Series B Right should approximate the value of one share of Series B Common Stock.
     In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Common Stock having a market value of two times the exercise price of the Right.
     At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-thousandth of a share of Preferred Stock (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).
     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Preferred Stock will be issued (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading day prior to the date of exercise.
     At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership, with respect to either class of Common Stock, of (1) a number of shares of Common Stock that exceeds 15% of the total number of then outstanding shares of such class of Common Stock (for any person who on the date of the Rights Agreement beneficially owns a number of shares that is less than 14% of the total number of then outstanding shares of a class of Common Stock), or (2) the number of shares of Common Stock as disclosed on such person's Schedule 13D or 13G, as the case may be, most recently filed with the Securities and Exchange Commission prior to the date of the Rights Agreement, plus an additional number of shares of such class of Common Stock that exceeds 1% of the total number of shares of such class of Common Stock outstanding the date of the Rights Agreement (for any person who on the date of the Rights Agreement beneficially owns a number of shares that is equal to or exceeds 14% of the total number of outstanding shares of either class of Common Stock), the Board of Directors of the Company may redeem the Rights in whole, but not in part, at the option of the Board of Directors, at a price (the "Redemption Price") of $.001 per Right or for one one-thousandth (1/1000) of one share of Class A Common per Series A Right and one one-thousandth (1/1000) of one share of Class B Common per Series B Right. The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of the Rights will be to receive the Redemption Price.
     The terms of the Rights may be amended in certain respects by the Board of Directors of the Company without the consent of the holders of the Rights, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.
     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.
     A copy of the Rights Agreement will be filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A not later than the date on which the Rights become separately tradeable. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.
                          * * * * * *